Exhibit 99.1

IA GLOBAL ANNOUNCES SIGNING BINDING TERM SHEET TO
ACQUIRE 100% OF SHIFT RESOURCES INC.

SAN FRANCISCO, CA February 14, 2008/Business Wire/

IA Global, Inc. (Amex: IAO) announced that it had signed a binding term with the owners of Shift Resources Inc., a Philippine Business Process Outsourcing (“BPO”) company. Upon completion of definitive agreements, IA Global will own 100% of Shift Resources Inc. Shift Resources will be the fourth investment by IA Global in the BPO industry and its third investment in the Philippines.

Shift Resources provides a range of in-bound and out-bound call center, lead generation, and customer service solutions for international companies across multiple time zones. Upon closing of this transaction, IA Global expects to merge the Shift Resources Inc., operations into either of its recently announced investments in Asia Premier Executive Suites, Inc., or Slate Consulting Research Center. Following this planned merger, Shift Resources is anticipated to deliver immediate profits at both IA Global subsidiary and consolidated levels. The addition of Shift Resources will increase the number of Philippine based revenue producing call center seats to greater than 200. The closing of the transaction is subject to the completion of due diligence, signing of contracts and closing of financing.

IA Global’s CEO, Derek Schneideman said, “During fiscal year 2007/8, we have seen our Japan based BPO operations dramatically increase revenues and profits. Using the successful formula we developed in Japan, it is expected that growing our Philippine BPO presence will perform at similar levels. We intend to exploit the wage and education arbitrage opportunities offered by a Philippine workforce to enhance our overall corporate performance. Our strategy of driving for synergies between all our investments is now close to delivering the economies of scale and profit margins that we targeted early in FY 2007/8. As with the recently announced Asia Premier acquisition, our anticipation is that Shift Resources will enjoy the same high year-on-year percentage revenue growth that we are experiencing in our Japan subsidiary, Global Hotline, Inc.”

The acquisition is based on a combination of equity and debt financing totaling $225,000.

About IA Global, Inc.

IA Global, Inc. (“IA Global”) is a strategic holding Company with a dedicated focus on growth of existing business, together with expansion through mergers and acquisitions in the Pacific Rim region. Our mission is to identify and invest in business opportunities, apply our skills and resources to nurture and enhance the performance of those businesses across key business metrics, and to deliver accelerating shareholder value.

To realize this plan, in FY 2007/8 the Company is actively expanding investments in the business process outsourcing, human capital and resources, and B2B sectors. These sectors demonstrate long-term growth prospects in which we, by applying our skills and resources can add significant value to our investments. Beyond Japan, the Company is expanding its reach to encompass Hong Kong/China, the Philippines/Singapore, and India and the outstanding growth opportunities and synergies these markets present.

In Japan, IA Global is 100% owner of Global Hotline, Inc., a Business Process Outsourcing organization, operating several major call centers providing outbound telemarketing services for telecommunications and insurance products. Since our acquisition of Global Hotline in June 2005, this business has expanded rapidly with the signing of significant multi-year contracts with major corporations.

In the Asia Pacific region, the Company has equity investments of 25.0% in GPlus Media Co Ltd, 20.25% in Slate Consulting Co Ltd and 36.0% in Australian Secured Financial Limited and is a 100% owner of Global Outsourcing Co Ltd, subject to the closing of financing.

For further information, contact:

Investor Relations

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

415-946-8828 (t)

415-946-8801 (f)

ir@iaglobalinc.com

www.iaglobalinc.com

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. The comments concerning the profitability, revenue and revenue growth, target markets and sectors and the Asia Global B2B strategy are forward looking statements. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of IA Global. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital to support our operations and projections of revenues and profitability. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.